UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

NewStar Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33211	54-2157878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 848-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective July 14, 2016, Peter A. Schmidt-Fellner, the Chief Investment Officer of NewStar Financial, Inc. (the “Company”) retired from the Company and at the same time resigned as a director from the Board of Directors of the Company. The Company announced that Dan McCready, the Company’s current Chief Credit Officer, will succeed Mr. Schmidt-Fellner as Chief Investment Officer.

In connection with Mr. Schmidt-Fellner’s departure from the Company, on July 11, 2016, the Board of Directors approved a Termination Agreement and General Release (the “Termination Agreement”), which the Company and Mr. Schmidt-Fellner executed on July 14, 2016, to govern certain matters relating to his departure. Except as modified by the Termination Agreement, the Employment Agreement between the Company and Mr. Schmidt-Fellner dated as of October 9, 2013 (the “Existing Agreement”) remains in full force and effect. The form of the Existing Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on October 11, 2013.

Under the Termination Agreement, Mr. Schmidt-Fellner will be entitled to receive: (a) payment of a pro-rated bonus for 2016 in the amount of $550,000; (b) payment of one year of his base salary at his current salary level of $650,000; (c) a severance payment in the amount of $1,100,000; (d) one year of paid family healthcare premium and deductible coverage, and (e) continued vesting of all outstanding restricted stock and cash units. One half of the cash payments described in (a) through (c) above will be made upon the expiration of a 6 month and one day waiting period, with the remainder paid semi-monthly thereafter for the next six months.

The Termination Agreement provides for a general release by Mr. Schmidt-Fellner in favor of the Company and its affiliates. Certain restrictive covenants contained in the Existing Agreement, including non-solicitation and non-compete covenants, will remain in place for a period of one year, reduced from two years under the Existing Agreement. After the one-year restricted period, the equity securities described in certain existing Lock-Up Agreements between the Company and Mr. Schmidt-Fellner dated as of December 13, 2006 and March 18, 2009 (together, the “Lock-Up Agreements”), representing an aggregate of 228,344 shares of Company common stock, will be released to Mr. Schmidt-Fellner. In the event that Mr. Schmidt-Fellner secures employment within the one year period that would violate his covenant not to compete with the Company, he will not forfeit the equity securities or restricted proceeds under the Lock-Up Agreements and the Company has agreed not to seek further damages, so long as he agrees to waive any further cash payments from the Company. For a period of one year, Mr. Schmidt-Fellner has agreed to make himself available on a limited basis for consultation and guidance on investment matters at the Company, for no additional consideration.

A copy of the Termination Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal period ending September 30, 2016.

On July 14, 2016, the Company issued a press release announcing Mr. Schmidt-Fellner’s retirement and Mr. McCready’s appointment as Chief Investment Officer, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NewStar Financial, Inc.

Date: July 15, 2016	By:	/s/ John Kirby Bray
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 14, 2016.